UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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JOURNEY MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JOURNEY MEDICAL CORPORATION

9237 E Via de Ventura Blvd., Suite 105
Scottsdale, AZ 85258

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Journey Medical Corporation (“Journey” or the “Company”), to be held virtually at 11:00 a.m. Eastern Time, on Tuesday, June 21, 2022. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DERM2022, where you will be able to listen to the meeting live, submit questions and vote online. At the Annual Meeting, the stockholders will be asked to (i) elect six directors for a term of one year, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iii) approve an amendment to our 2015 Stock Plan to increase the number of authorized shares issuable by 3,000,000 shares, and (iv) transact any other business that may properly come before the 2022 Annual Meeting or any adjournment of the 2022 Annual Meeting. You will also have the opportunity to ask questions and make comments at the meeting. It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do virtually attend the Annual Meeting and wish to vote virtually, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2021 Annual Report, please contact Ramsey Alloush, our General Counsel at 480-434-6670.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Claude Maraoui

President, Chief Executive Officer and Director

April 28, 2022

Scottsdale, Arizona

JOURNEY MEDICAL CORPORATION

9237 E Via de Ventura Blvd., Suite 105
Scottsdale, AZ 85258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Journey Medical Corporation can be accessed by visiting www.virtualshareholdermeeting.com/DERM2022, on Tuesday, June 21, 2022 at 11:00 a.m., Eastern Time. At the meeting, stockholders will consider and act on the following items:

1.	Elect six directors for a term of one year;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022;

3.	Approve an amendment to our 2015 Stock Plan to increase the number of authorized shares issuable by 3,000,000 shares; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 25, 2022, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning June 11, 2022, at our offices located at 9237 E Via de Ventura Blvd., Suite 105, Scottsdale, AZ 85258, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day during the 10 days preceding the Annual Meeting, however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

YOUR VOTE IS IMPORTANT!

Submitting your proxy does not affect your right to vote virtually if you decide to virtually attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to virtually attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Ramsey Alloush, at our address above, (ii) submitting a later dated proxy card, or (iii) virtually attending the Annual Meeting and voting. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Claude Maraoui and Ramsey Alloush to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

Ramsey Alloush

Corporate Secretary

April 28, 2022

Scottsdale, Arizona

JOURNEY MEDICAL CORPORATION

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

Phone: 480-434-6670

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April 28, 2022, to the owners of shares of common stock of Journey Medical Corporation (the “Company,” “our,” “we,” or “Journey”) as of April 25, 2022, in connection with the solicitation of proxies by our Board of Directors for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DERM2022 on Tuesday, June 21, 2022, at 11:00 a.m., Eastern Time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1

i

ii

QUESTIONS AND ANSWERS

Q:	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) electing six directors for a term of one year, (ii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iii) approving an amendment to our 2015 Stock Plan to increase the number of authorized shares issuable by 3,000,000 shares, and (vi) transacting any other business that may properly come before the 2022 Annual Meeting or any adjournment thereof.

Q:	Who is entitled to vote at our Annual Meeting?

A.	The record holders of our common stock at the close of business on the record date, April 25, 2022, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 11,380,844 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning June 11, 2022, at our offices located at 19237 E Via de Ventura Blvd., Suite 105, Scottsdale, AZ 85258 between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day during the 10 days preceding the Annual Meeting, however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.

Q:	How do I vote?

A.	You may vote during the Annual Meeting by following the instructions posted at www.proxyvote.com and entering your 16-digit control number included with the Notice of Internet Availability or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, via internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

•	By Internet - If you have internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”

•	By Telephone - If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

•	By Mail - You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page. Technical support will be available starting at approximately 10:45 a.m., Eastern Time, on Tuesday June 21, 2022.

Q:	What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to virtually attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Claude Maraoui, and Ramsey Alloush, as your proxies. Claude Maraoui and/or Ramsey Alloush, may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:	How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, and (iii) “FOR” the approval of an amendment to our 2015 Stock Plan to increase the number of authorized shares issuable by 3,000,000 shares. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q:	How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Ramsey Alloush, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);

•	You may submit a later dated proxy card or voting again via the internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•	You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote virtually. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

Q:	Is my vote confidential?

A.	Yes. All votes remain confidential.

Q:	How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange (the “NYSE”), which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The following matter up for vote at the Annual Meeting is considered to be “routine”: the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Q:	What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Amended and Restated Bylaws (“Bylaws”), the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q:	What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q:	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022?

A.	The affirmative vote of a majority of the shares present or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q:	What vote is required to approve the amendment to our 2015 Stock Plan to increase the number of authorized shares by 3,000,000 shares?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve an amendment to our 2015 Stock Plan to increase the number of authorized shares issuable thereunder by 3,000,000 shares. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q:	What percentage of our outstanding common stock do our directors, executive officers, and 5% beneficial owners own?

A.	As of April 25, 2022, our directors, executive officers, and 5% beneficial owners owned, or have the right to acquire, approximately 10.23% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 23 for more details.

Q:	Who was our independent public accountant for the year ended December 31, 2021? Will they be represented at the Annual Meeting?

A.	KPMG LLP is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2021. We expect a representative of KPMG LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q:	How can I obtain a copy of our Annual Report on Form 10-K?

A.	We have filed our Annual Report on Form 10-K for the year ended December 31, 2021, with the SEC. The annual report on Form 10-K is also included in the 2021 Annual Report to Stockholders. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements, by writing to our Corporate Secretary, Ramsey Alloush, or by email at info@jmcderm.com. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that our Board shall consist of between one to nine directors, and such number of directors within this range may be determined from time to time by resolution of our board of directors or our stockholders. Currently, we have six directors. The following individuals are being nominated to serve on our Board (See “Proposal 1 — Election of Directors; Nominees”):

Name	Age	Position	Director Since
Lindsay A. Rosenwald, M.D.	66	Executive Chairman of the Board of Directors	2014
Claude Maraoui	55	President, Chief Executive Officer & Director	2016
Neil Herskowitz	64	Director	2021
Dr. Jeffrey Paley	53	Director	2021
Justin Smith	47	Director	2021
Miranda Toledano	44	Director	2021

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that at present having Dr. Rosenwald serve as Executive Chairman is in the best interest of the Company’s stockholders.

Journey does not have a standing risk management committee, but will rather administer this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee will coordinate the board of director’s oversight of our internal control over financial reporting, disclosure controls and procedures, related-party transactions and code of conduct and corporate governance guidelines. Our compensation committee will assess and monitor whether any of our compensation policies and programs has the potential to encourage excessive risk-taking as well as succession planning as it relates to our Chief Executive Officer. While each committee will be responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors will be regularly informed through committee reports about such risks.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. Except as described herein, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

Director Independence and Controlled Company Exemption

Journey adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence. During the review, our Board considered relationships and transactions during 2021 and since inception between each director or any member of his or her immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Neil Herskowitz, Jeffrey Paley, M.D., Justin Smith, and Miranda Toledano are independent under the criteria established by Nasdaq and our Board.

Fortress Biotech, Inc. (“Fortress”) beneficially owns common stock representing more than 50% of the voting power of our Common Stock eligible to vote in the election of directors. As a result, we qualify as a “controlled company” and avail ourselves of certain “controlled company” exemptions under the Nasdaq corporate governance rules. As a controlled company, we are not required to have a majority of “independent directors” on our Board as defined under the Nasdaq rules, or have a compensation, nominating or governance committee composed entirely of independent directors.

Lindsay A. Rosenwald, M.D. — Executive Chairman of the Board of Directors

Dr. Rosenwald has served as a member of our board of directors since inception and the Executive Chairman of our board of directors since October 2014. Dr. Rosenwald has been a member of the board of directors of our parent company Fortress Biotech, Inc. since October 2009 and has served as Fortress’ Chairman, President and Chief Executive Officer since December 2013. From November 2014 to August 2015, he served as interim President and Chief Executive Officer of Checkpoint Therapeutics, Inc. (Nasdaq: CKPT) and has served on Checkpoint’s board of directors since inception. Dr. Rosenwald also currently serves as a member of the board of directors of Avenue Therapeutics, Inc. (Nasdaq: ATXI) and Mustang Bio, Inc. (Nasdaq: MBIO). From 1991 to 2008, Dr. Rosenwald served as the Chairman of Paramount BioCapital, Inc. Over the last 30 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. These companies include:

•	Cougar Biotechnology, Inc., a start-up founded by Dr. Rosenwald in 2006 that focused on the development of cancer therapeutics, including abiraterone acetate, an orally available targeted inhibitor of the steroidal enzyme known as 17-alpha hydroxylase/C17, 20 lyases for the treatment of prostate cancer. Johnson and Johnson acquired the company in 2009 for nearly $1 billion in cash (or $43 per share). The company was sold after a single phase 2 study. Abiraterone acetate has since been approved as Zytiga® and achieved billions of dollars in global sales;

•	Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX), founded in 1994 by Dr. Rosenwald. Keryx is focused on the development of treatments for renal disease, including Ferric Citrate, an oral, ferric iron-based compound with capacity to bind to phosphate in the gastrointestinal tract and form non-absorbable complexes. In September 2014, the FDA approved Ferric Citrate (to be marketed as “Zerenex”). Keryx successfully merged into Akebia Therapeutics (Nasdaq: AKBA) in December 2018; and

•	TG Therapeutics, Inc. (Nasdaq: TGTX), co-founded by Dr. Rosenwald and Michael Weiss in 2012 and focused on the development of cancer therapeutics, and in particular treatments for hematological malignancies. Its therapies include Ublituximab, a chimeric glycoengineered monoclonal antibody that targets a unique epitope on the CD20 antigen found on the surface of B-lymphocytes developed to aid in the depletion of circulating B-cells; and Umbralisib, an orally available phosphoinositide-3-kinase delta inhibitor with nanomolar potency. As of January 2021, the company had a market cap in excess of $7.2 billion.

Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Dr. Rosenwald has been selected to serve on the Company’s board due to his extensive biotechnology, pharmaceutical and finance expertise, as well as his medical background and in-depth understanding of the Company’s business.

Claude Maraoui — President & Chief Executive Officer, Director

Claude Maraoui is our founder, President and Chief Executive Officer and is also a member of the board of directors. Mr. Maraoui has over 30 years of experience in launching and commercializing some of the most successful dermatology products in the world. Prior to founding Journey, Mr. Maraoui spent 21 years at Medicis Pharmaceutical Corporation (NYSE: MRX) in a variety of sales and marketing leadership roles in both the aesthetics and therapeutic dermatology divisions, ultimately serving as Vice President of Dermatology Sales, where he was responsible for over $1.2 billion in revenue. While at Medicis, he was part of the leadership team that successfully commercialized leading therapeutic products such as Solodyn, Dynacin, Loprox and Ziana. He was also a divisional head of marketing and sales for aesthetics products such as Dysport, Restylane, and Perlane. In 2012, Mr. Maraoui played a key role during the $2.6 billion acquisition of Medicis by Valeant Pharmaceuticals International Inc. (now Bausch Health), and served on the transition team that led to the post-merger formation of the largest dermatology company in the U.S.

As our founder, President, and Chief Executive Officer, Mr. Maraoui has guided the organization to a leading position in dermatology with a proven track record of commercial excellence in a highly competitive niche market. He was responsible for securing the initial capital investment and led us from launch, guiding its evolution into a profitable company with a 42% 3-year CAGR. Our growth under Mr. Maraoui’s leadership was instrumental in driving Fortress Biotech’s #10 ranking on Deloitte’s 2019 Technology Fast 500. A significant amount of our success can be attributed to Mr. Maraoui’s disciplined business development approach, identifying differentiated portfolio assets and continuously working on transformative pipeline, merger, and acquisition opportunities while focusing on the aggressive organic growth strategy of our existing product portfolio. Mr. Maraoui has been selected to serve on our Board of Directors based on his pharmaceutical and dermatology industry experience, as well as his extensive management experience.

Mr. Maraoui received his B.S. in Marketing from Rutgers University and is a member of the American Academy of Dermatology.

Neil Herskowitz — Director

Since 1998, Mr. Herskowitz has served as the managing member of the ReGen Group of companies, located in New York, which includes ReGen Capital Investments LLC and Riverside Claims Investments LLC. Mr. Herskowitz has also served as President of Riverside Claims Investment’s affiliate, Riverside Claims LLC, since June 2004. He also serves as Director and Chair of the Audit Committee of Checkpoint Therapeutics, Inc., and is a Director of Avenue Therapeutics, Inc. and Mustang Bio, Inc. In addition, Mr. Herskowitz serves as Chairman of the Board of Directors of Starting Point Services for Children, a not-for-profit corporation. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978. Mr. Herskowitz has been selected to serve on our Board of Directors based on his financial industry experience and his in-depth understanding of our business.

Jeffrey Paley, M.D. — Director

Dr. Jeffrey Paley has been an Active Clinician and Consultant in the healthcare industry for the past 25 years, during which time he has consulted for over 30 analysts and portfolio managers in the biotechnology, pharmaceutical, specialty pharmaceutical and medical technology arenas, reviewing the clinical, preclinical and regulatory pedigrees of numerous therapeutics, devices and, in particular, dermatology products. Prior to his work for the buy-side, Dr. Paley consulted directly for several biotechnology and specialty pharmaceutical companies. Dr. Paley has served as a Director of seven public or private healthcare companies. Dr. Paley trained at Harvard Medical School and completed a residency in Internal Medicine at Massachusetts General Hospital. Dr. Paley has been selected to serve on our Board of Directors based on his experience with dermatology products, his experience in medicine in general and clinical trials and in serving as a director of other public companies.

Justin Smith — Director

Mr. Smith is a founding partner at Skinbetter Science, a leading global cosmetic technology development company, integrated with one of the world’s fastest growing physician-dispensed skincare brands, where he currently serves as President. Prior to co-founding Skinbetter Science in 2013, Mr. Smith held the position of Senior Vice President, General Manager of the US Rx Dermatology Division of Bausch Health Companies (NYSE: BHC), where he led the sales and marketing efforts for the largest division of the company through July 2013. Mr. Smith joined BHC through the acquisition of Medicis Pharmaceutical Corp. (NYSE: MRX) in 2012. While at Medicis, from 1998 to 2012, he held numerous progressive positions in sales and marketing leadership, serving as Senior Vice President, Marketing and a member of the Chairman’s Committee at the time of the acquisition of the company. Mr. Smith serves as a member of the board of directors of DermaForce Partners, the parent company of Skinbetter Science. Mr. Smith earned his B.B.A. in marketing from James Madison University. Mr. Smith has been selected to serve on our Board of Directors based on his dermatology industry experience, his in-depth understanding of our business, and his extensive management experience.

Miranda Toledano — Director

Ms. Toledano has over 20 years of biotech related principal investment, Wall Street/ capital market, and strategic experience. Since its inception in 2018, Ms. Toledano has served as Chief Operating Officer, Chief Financial Officer & Director of TRIGR Therapeutics, an oncology focused, clinical stage bispecific antibody company (acquired by Compass Therapeutics (CMPX) in May 2021). Previously, Ms. Toledano served on the executive management team of Sorrento Therapeutics (Nasdaq: SRNE) as EVP Corporate Development, where she helped drive the Company’s hematology/oncology (IO mAbs, ADC), cellular therapy (CD-38 CAR-T, oncolytic virus), and pain franchises. From 2012 to 2016, Ms. Toledano served as Head of Healthcare Investment Banking at MLV & Co. (acquired by B. Riley FBR & Co.), where she completed biotech equity financings, including IPOs and follow-on offerings, totaling over $4 billion in aggregate value. Prior to joining MLV, from 2004 until 2010, Ms. Toledano served as a VP in the investment group of Royalty Pharma (Nasdaq: RPRX), where she focused on oncology/hematology and auto-immune monoclonal antibody investments. Ms. Toledano also serves as Director, Chair of the Audit Committee, and Member of the Compensation Committee of Entera Bio and as Director and Member of the Executive Committee of the Board of Directors of Lipomedix Pharmaceuticals Ltd. From 1998 to 2003, Ms. Toledano led the Life Sciences Corporate Finance group at Ernst & Young (Israel). Ms. Toledano holds a BA in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business. Ms. Toledano has been selected to serve on our Board of Directors based on her financial and healthcare industry experience, as well as her in-depth understanding of our business.

During 2021, our Board held six meetings and took seven actions by unanimous written consent. Each incumbent director who served their full term and are standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting.

Board Selection and Diversity

On August 6, 2021, the SEC approved amendments to the Listing Rules of NASDAQ related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) will require each NASDAQ-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s current board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. Although we are not required to fully comply with the Diverse Board Representation Rule until 2025, we believe we will meet the requirements of that rule by the applicable compliance date.

The table below provides certain highlights of the composition of our Board members. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 28, 2022)
Board Size:
Total Number of Directors	6
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	2

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Ramsey Alloush, our Corporate Secretary, at our offices located at 9237 E Via de Ventura Blvd., Suite 105, Scottsdale, AZ 85258. The Corporate Secretary will review all such correspondence and regularly forward to our Board a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@jmcderm.com. These concerns will be immediately brought to the attention of our Board and handled in accordance with procedures established by our Board.

Audit Committee

Our audit committee consists of Neil Herskowitz, Justin Smith and Miranda Toledano with Neil Herskowitz serving as chair. The Audit Committee held one meeting during the fiscal year ended December 31, 2021. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.journeymedicalcorp.com. Our board of directors has determined that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our board of directors has determined that Neil Herskowitz qualifies as an “audit committee financial expert,” as defined under the applicable rules of the SEC. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. In making this determination, our board has considered prior experience, business acumen and independence. The audit committee’s responsibilities include:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report of the Audit Committee, found on page 15 of this proxy statement;

•	reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Compensation Committee

Our compensation committee consists of Justin Smith, Neil Herskowitz and Jeffrey Paley, with Justin Smith serving as chair. The Compensation Committee held three meetings during the fiscal year ended December 31, 2021. A copy of the Charter of the Compensation Committee is available on our website, located at www.journeymedicalcorp.com. Our board of directors has determined that each of the members of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the Nasdaq independence requirements. The functions of this committee include, among other things:

•	reviewing and approving our philosophy, policies and plans with respect to the compensation of our chief executive officer;

•	making recommendations to our board of directors with respect to the compensation of our chief executive officer and our other executive officers;

•	reviewing and assessing the independence of compensation advisors;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation; and

•	preparing the Compensation Committee reports required by the SEC.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Matters

Our board of directors does not currently have a nominating and corporate governance committee or other committee performing a similar function, nor do we have any formal written policies outlining the factors and process relating to the selection of nominees for consideration for membership on our board of directors by our directors or our stockholders. Our board of directors has adopted resolutions in accordance with the rules of The Nasdaq Stock Market authorizing a majority of our independent members to recommend qualified director nominees for consideration by the board of directors. Our board of directors believes that it is appropriate for us to not have a standing nominating and corporate governance committee because of a number of factors, including the number of independent members who want to participate in consideration of candidates for membership on our board of directors and in matters that relate to the corporate governance of our company. Our board of directors consists of six members, four of whom are independent. Our board of directors considered forming a nominating and corporate governance committee consisting of several of the independent members of our board of directors. Forming a committee consisting of less than all of the independent members was unattractive because it would have omitted the other independent members of our board of directors who wanted to participate in considering qualified candidates for board membership and to have input on corporate governance matters related to our company. Since our board of directors desired the participation in the nominations process of all of its independent directors, it therefore decided not to form a nominating and corporate governance committee and instead authorized a majority of the independent members of our board of directors to make and consider nominations for membership to our board of directors. The independent members of our board of directors do not have a nominating and corporate governance committee charter, but act pursuant to board of director resolutions as described above. Each of the members of our board of directors authorized to recommend director nominees is independent within the meaning of the current “independent director” standards established by The Nasdaq Stock Market rules. Our board of directors intends to review this matter periodically, and may in the future elect to designate a formal nominating and corporate governance committee.

Compensation Committee Interlocks and Insider Participation

None of our current or former executive officers serve as a member of the compensation committee. None of our officers serve, or have served during the last completed fiscal year, on the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Related-Person Transactions.”

Code of Business Conduct and Ethics

We have adopted a written code of business conduct, that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Upon the closing of this offering, a copy of the code will be posted on the Investor Relations section of our website at www.jmcderm.com.

Policy Prohibiting Hedging and Speculative Trading

Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

KPMG LLP, (“KPMG”) the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2021 and 2020 has served as our independent registered public accounting firm since June 2021. We expect a representative of KPMG to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2022. See “Proposal Two: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm” on page 31 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG’s independence. All proposed engagements of KPMG, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	2021	2020
Audit Fees	$1,722,000	$337,175
Audit-Related Fees	-	-
Tax Fees	114,920	37,010
All Other Fees	-	-
Total Fees	$1,836,920	$374,185

Audit Fees

Audit fees consist of fees for professional services for the audit or review of the Company’s consolidated financial statements, or for audit services that are normally provided by independent auditors in connection with regulatory filings, and comfort letters. . Included in Audit Fees are fees for services performed in 2021 in connection with the audits of our 2020 and 2019 financial statements, respectively, in conjunction with the filing of our S-1.

For the fiscal years ended December 31, 2021 and 2020 and BDO USA, LLP (“BDO”) billed us an aggregate of approximately $0 and $37,175, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements for those two fiscal years.

Audit-Related Fees

During the fiscal years ended December 31, 2021 and 2020, we were not billed by KPMG or BDO for any fees for audit-related services reasonably related to the performance of the audits and review for that fiscal year, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

Reflects fees related to our 2021 and 2020 tax compliance.

All Other Fees

During the fiscal years ended December 31, 2021 and 2020, we were not billed by KPMG or BDO for any fees for services, other than those described above, rendered to us for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and KPMG LLP, (“KPMG”) our independent registered public accounting firm for the year ended December 31, 2021, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG, our independent registered public accounting firm for the year ended December 31, 2021, including the written disclosures made by KPMG to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee

Neil Herskowitz Justin Smith Miranda Toledano Dated April 28, 2022

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Claude Maraoui	55	President, Chief Executive Officer and Director
Ernie De Paolantonio	68	Chief Financial Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The following is a biographical summary of the experience of our executive officers:

Claude Maraoui — President & Chief Executive Officer, Director

Claude Maraoui is our founder, President and Chief Executive Officer and is also a member of the board of directors. Mr. Maraoui has over 30 years of experience in launching and commercializing some of the most successful dermatology products in the world. Prior to founding Journey, Mr. Maraoui spent 21 years at Medicis Pharmaceutical Corporation (NYSE: MRX) in a variety of sales and marketing leadership roles in both the aesthetics and therapeutic dermatology divisions, ultimately serving as Vice President of Dermatology Sales, where he was responsible for over $1.2 billion in revenue. While at Medicis, he was part of the leadership team that successfully commercialized leading therapeutic products such as Solodyn, Dynacin, Loprox and Ziana. He was also a divisional head of marketing and sales for aesthetics products such as Dysport, Restylane, and Perlane. In 2012, Mr. Maraoui played a key role during the $2.6 billion acquisition of Medicis by Valeant Pharmaceuticals International Inc. (now Bausch Health), and served on the transition team that led to the post-merger formation of the largest dermatology company in the U.S.

As our founder, President, and Chief Executive Officer, Mr. Maraoui has guided the organization to a leading position in dermatology with a proven track record of commercial excellence in a highly competitive niche market. He was responsible for securing the initial capital investment and led us from launch, guiding its evolution into a profitable company with a 42% 3-year CAGR. Our growth under Mr. Maraoui’s leadership was instrumental in driving Fortress Biotech’s #10 ranking on Deloitte’s 2019 Technology Fast 500. A significant amount of our success can be attributed to Mr. Maraoui’s disciplined business development approach, identifying differentiated portfolio assets and continuously working on transformative pipeline, merger, and acquisition opportunities while focusing on the aggressive organic growth strategy of our existing product portfolio. Mr. Maraoui has been selected to serve on our Board of Directors based on his pharmaceutical and dermatology industry experience, as well as his extensive management experience.

Mr. Maraoui received his B.S. in Marketing from Rutgers University and is a member of the American Academy of Dermatology.

Ernie De Paolantonio — Chief Financial Officer

Mr. De Paolantonio has more than 40 years of financial and business experience in the pharmaceutical industry. Most recently, he was Chief Financial Officer of Teligent, Inc. Prior, he held several leadership positions throughout his career including: Chief Financial Officer at Fortovia Therapeutics Inc., a privately held healthcare company, and Chief Financial Officer, Secretary, and Treasurer at BioDelivery Sciences International, Inc. a public specialty pharmaceutical company (“BDSI”). While at BDSI, Mr. De Paolantonio was part of a team that transformed the previously exclusive research and development (“R&D”) company into a commercial organization, where he was also the head of logistics and production. Also included during his tenure at BDSI was merger and acquisition activity, including the acquisition of and integration of Belbuca. Prior, he served as Chief Financial Officer of CorePharma LLC, a privately held specialty generic pharmaceutical company, which experienced a high level of growth from $72 million in net revenue to nearly $350 million and EBITDA of nearly $100 million. He also held finance and controller positions in roles of increasing responsibility at Colombia Laboratories. Mr. De Paolantonio began his career at GlaxoSmithKline, where he spent more than 17 years in financial roles in manufacturing and R&D, including serving as a group controller of North America, a group responsible for $3.5 billion in sales. A licensed CPA, he received his B.A. from Lycoming College and his MBA in Finance from Saint Joseph’s University.

EXECUTIVE COMPENSATION

As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis, as well as an exemption from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs”.

Summary Compensation Table

The following table sets forth information concerning compensation paid by us to our NEOs for their services rendered to us in all capacities during the years ended December 31, 2021 and 2020:

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(4)	Nonequity Plan Compensation ($)(5)		All Other Compensation ($)(6)	Total ($)
Claude Maraoui	2021	$463,500		$-		$631,048	$463,500		$11,600	$1,569,648
Chief Executive Officer	2020	$450,000		$-		$1,193,061	$450,000		$11,400	$2,104,461

Ernie De Paolantonio	2021	$76,367	(1)	$50,000	(1)	$-	$22,500	(1)	$1,504	$150,368
Chief Financial Officer

Nirav Jhaveri	2021	$250,508	(2)	$275,000	(2)	$-	$-		$2,337	$527,841
Former Chief Executive Officer	2020	$281,194	(3)	$-		$219,050	$-		$1,182	$501,423

(1) Mr. De Paolantonio joined the company on September 30, 2021. The value of his annual salary and non-equity incentive plan compensation was pro-rated for the portion of 2021 that he was employed by us. The $50,000 amount reflected in the Bonus column represents a cash sign-on bonus received by Mr. De Paolantonio upon hire.

(2) Mr. Jhaveri resigned on April 8, 2021. The value of his annual salary includes $154,416, which reflects six months of his base salary pursuant to his separation agreement executed on June 17, 2021. The amount reflected in the bonus column represents $100,000 and $175,000 payments to Mr. Jhaveri based on his signed release and in connection with the completion of our IPO on November 16, 2021, respectively, pursuant to his separation agreement executed on June 17, 2021.

(3) Mr. Jhaveri joined the company on January 13, 2020. The value of his annual salary was pro-rated for the portion of 2020 that he was employed by us.

(4) The amounts reflected in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the awards as computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards codification, or ASC, "Compensation—Stock Compensation" (Topic 718).

(5) Non-equity incentive plan compensation includes cash incentive awards earned by each NEO based on the Board of Director’s evaluation of the NEO’s performance against various components of the Company’s previously determined financial, operational, and commercial goals. Non-equity incentive awards for 2021 and 2020 were paid in April of 2022 and May of 2021, respectively.

(6) All Other compensation reflects the employer 401K contribution during the year for each NEO.

Narrative to Summary Compensation Table

Employment Arrangements with our Named Executive Officers

This section contains a description of the material terms of the employment agreements with our named executive officers. The employment of each of our named executive officers is at will. Please see below for a discussion of the severance pay and other benefits to be provided in connection with a termination of employment under the arrangements with our named executive officers.

Employment Agreement with Claude Maraoui

On September 22, 2014, the Company entered into an employment agreement with Mr. Maraoui (the “Employment Agreement”), pursuant to which he receives a base salary at the annualized rate of $300,000 (the “Base Salary”). The Employment Agreement further provides for an additional cash bonus (the “Annual Milestone Bonus”) linked to the attainment of certain financial, clinical development, and/or business milestones (the “Milestones”) to be established annually by the Board of Directors or the Compensation Committee. The achievement of these Milestones may result in an Annual Milestone Bonus of up to one hundred percent (100%) of Mr. Maraoui’s annual salary. Additionally, the Employment Agreement entitles Mr. Maraoui to receive, upon the closing of a “corporate development transaction” (as defined in the Employment Agreement), shares of the Company’s common stock representing fifteen percent (15%) of the total outstanding shares of common stock as of the closing date (the “Shares”), half of which vest in three equal installments on the first, second, and third anniversaries of the grant, and the remaining half of which vest upon the Company’s achievement of certain sales and performance goals, to be described in a separate agreement to be entered into at the time of the grant.

In accordance with the section above, as satisfaction of the closing of the Company’s first corporate development transaction in July 2015, Mr. Maraoui received an equity grant of 1,500,000 restricted shares of the Company. In October 2015, this grant was modified, and the Company repurchased the unvested shares of 1,250,000 and granted Mr. Maraoui with an option to purchase the Company’s common stock for 1,250,000. As of December 31, 2021 this option was fully vested.

The Employment Agreement provides Mr. Maraoui with severance benefits upon certain terminations of employment, as described below. In each case, the severance benefits are conditioned upon Mr. Maraoui’s execution and non-revocation of a release of claims against the Company.

Termination Without Cause; Resignation for Good Reason.   If the Company terminates Mr. Maraoui’s employment without “cause” or Mr. Maraoui resigns for “good reason” (as such terms are defined in the Employment Agreement) he will receive: (i) his Base Salary for a period of twelve (12) months beginning on the sixtieth (60th) day following the termination of his employment with the Company; (ii) a pro-rata share of the Annual Milestone Bonus for the year in which the termination occurred, to be paid when and if such Annual Milestone Bonus would have been paid under the Employment Agreement; and (iii) if timely elected, the premiums necessary to continue health insurance coverage under COBRA until the conclusion of time when Mr. Maraoui is receiving Base Salary payments or until Mr. Maraoui becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first.

Termination due to Death or Complete Disability.   If Mr. Maraoui’s employment terminates as a result of his death or “complete disability” (as defined in the Employment Agreement), then he (or his estate, if applicable) will receive: (i) his Base Salary (at the rate in effect as of the termination) for a period of ninety (90) days beginning on the sixtieth (60th) day following the termination of his employment with the Company, and (ii) a pro-rata share of the Annual Milestone Bonus for the year in which the termination occurred, to be paid when and if such Annual Milestone Bonus would have been paid under the Employment Agreement.

Employment Agreement with Ernie De Paolantonio

Effective as of October 1, 2021, the Company entered into an employment agreement with Mr. Ernie De Paolantonio (the “Employment Agreement”), pursuant to which he will receive an annual base salary of $300,000 (the “Base Salary”) and a $50,000 sign-on bonus (the “Sign-On Bonus”), payable in two equal installments, which payments will occur on each of the first payroll processing dates following the three month anniversary of his start date (the “First Installment Date”) and the six month anniversary of his start date (the “Second Installment Date”). If Mr. De Paolantonio is not employed by the Company through the First Installment Date, no portion of the Sign-On Bonus will be paid. If he is employed through the First Installment Date and not the Second Installment Date, no portion of the second installment of the Sign-On Bonus will be paid. If Mr. De Paolantonio’s employment ends prior to the one-year anniversary of his start date, other than by termination without cause or for good reason (each as defined in the Employment Agreement), he shall, within 15 days following the end of his employment, repay a prorated portion of the Sign-On Bonus based on the number of months of employment completed.

Mr. De Paolantonio will also be eligible to receive an annual bonus targeted at 30% of his Base Salary, which amount will be determined by the Company in its discretion, based on the Company’s performance and Mr. De Paolantonio’s individual performance in the preceding calendar year. Mr. De Paolantonio must remain employed by the Company through the bonus payment date to earn or receive any discretionary annual bonus. No pro rata bonus will be earned or payable for partial years of employment.

Subject to the approval of the Compensation Committee of the Board of Directors, Mr. De Paolantonio will be granted 120,000 shares of the Company’s common stock (the “Equity Award”) in the form of restricted stock, restricted stock units, or options, as the Board may determine. One-third of the Equity Award will vest on each of the first, second, and third anniversaries of the grant date, subject to Mr. De Paolantonio’s continued employment and eligibility on each vesting date. The Equity Award will be governed by the terms of the Company’s 2015 Stock Plan, as amended from time to time, and a related equity grant agreement to be entered between Mr. De Paolantonio and the Company.

If the Company terminates Mr. De Paolantonio’s employment without “cause” or Mr. De Paolantonio resigns for “good reason” (as such terms are defined in the Employment Agreement) he will receive his Base Salary for a period of six months and, if Mr. De Paolantonio timely elects continued health insurance coverage under COBRA, the Company will pay the entire premium necessary to continue such coverage for Mr. De Paolantonio and any of his eligible dependents until the earlier of six months following the end of his employment and the date when he becomes eligible for group health insurance coverage under another employer’s plan. Severance benefits are conditioned upon Mr. De Paolantonio’s execution and non-revocation of a release of claims against the Company.

Performance Bonus Opportunity / Bonus and Non-Equity Incentive Compensation Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our board of directors establishes each year. At the end of the year, our board of directors reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals.

Our board of directors will generally consider each named executive officer’s individual contributions towards reaching our annual corporate goals.

The corporate goals the board of directors established for 2020 related to product commercialization milestones, business development objectives, and financing objectives.

Employee Benefit and Incentive Plans

We do not maintain any deferred compensation, retirement, pension or profit-sharing plans. Our board of directors has adopted an incentive plan, the material terms of which are described below, allowing for the grant of equity and cash-based awards to our employees and directors.

Equity Incentive Plan

2015 Incentive Plan

On May 27, 2015 (the “Effective Date”), our Board of Directors adopted the Journey Medical Corporation 2015 Stock Plan (the “2015 Plan”), which will continue in effect for ten years from the Effective Date. The material terms of the 2015 Plan are described below. The 2015 Plan will be administered by a Committee, as further described below. The Committee has not yet been formed, but it will be formed before any necessary actions to be taken by the Committee with respect to the 2015 Plan are taken.

Purpose.   The purpose of the 2015 Plan is to provide incentives to the Company’s employees, directors, and consultants by providing them with the opportunity to purchase common stock pursuant to incentive stock options, to receive bonus awards of the Company’s common stock, and to make direct purchases of our common stock.

Permissible Awards.   The 2015 Plan authorizes awards in any of the following forms:

•	Options to purchase shares of the Company’s common stock, which may consist of nonstatutory stock options or incentive stock options under the Internal Revenue Code (respectively, “NSOs” and “ISOs” and together “Options”). The exercise price of an ISO granted under the 2015 Plan may not be less than the fair market value of our common stock on the date of grant. Options granted under the 2015 Plan may not have a term longer than ten years in the case of NSOs and ISOs generally. ISOs granted to an employee owning stock representing more than 10% of the combined voting power of all classes of the Company’s stock may not have a term longer than five years from the grant date.

•	Bonus awards of our common stock (“Stock Bonuses”).

•	Opportunities to make direct purchases of our common stock (“Purchase Rights” and collectively with NSOs, ISOs, and Stock Bonuses, the “Stock Rights”).

•	Stock Rights will be evidenced by instruments in forms designated by the Committee, which will include such provisions designated in the 2015 Plan and other provisions as the Committee may specify.

Eligible Employees.   ISOs may only be granted to Company employees. NSOs, Stock Bonuses, and Purchase Rights may be granted to any of the Company’s directors, employees, or consultants. No employee may be granted Stock Rights covering more than 80% of the total shares of our common stock authorize for issuance under the Plan.

Stock Available for Awards.   Subject to adjustment as provided in the 2015 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2015 Plan is 3,000,000. If any Option granted under the Plan expires or terminates without having been exercised in full, or the Company reacquires any shares issued pursuant to a Stock Right, the unpurchased shares subject to such option will again be available for grants of Stock Rights under the 2015 Plan. Shares of our common stock withheld to pay the exercise price of an Option or any related withholding obligations will not be available for reissuance under the 2015 Plan.

Minimum Price; ISO Limitations.   The Committee shall designate the price per share of any NSO, Stock Bonus, or Purchase Right. The price per share for each ISO shall not be less than the fair market value per share of our common stock on the grant date. If an ISO is to be granted to an employee owning more than 10% of the total combined voting power of all classes of the Company’s stock, the price per share shall not be less than 110% of the fair market value per share of our common stock on the grant date. If the aggregate fair market value of the common stock exceeds $100,000, or such higher value as may be established under Code Section 422, the ISO will be treated as an NSO.

Administration.   The 2015 Plan will be administered by the Company’s Board or a committee consisting of directors or other persons that the Board may appoint (the “Committee”). The Committee will have the authority: (i) to determine when and to whom to grant ISOs (from the pool of designated employees eligible to receive ISOs), NSOs, and Stock Bonuses; (ii) to determine the number of shares of common stock subject to any Stock Right; (iii) to determine the option price of shares subject to each Option, the purchase price of shares subject to each Purchase Right, and the form of consideration to be paid to the Company for exercise of such Option or purchase with respect to a Purchase Right; (iv) to determine whether each Option granted shall be an ISO or NSO; (v) to determine when each Option shall become exercisable and the duration of the exercise period; (vi) to set restrictions, such as repurchase options, on shares subject to Options, Stock Bonuses, and Purchase Rights; (vii) to approve forms of agreement for use under the Plan; (viii) to determine the Fair Market Value of a Stock Right or the common stock underlying a Stock Right; (ix) to accelerate vesting on any Stock Right or waive any forfeiture restriction, limitation, or restriction thereon; (x) to reduce the exercise price of any Stock Right if the Fair Market Value of the common stock covered by such Stock Right has declined since the grant date; (xi) to institute a program whereby outstanding Options can be surrendered in exchange for Options with a lower exercise price; (xii) to modify or amend each Stock Right, including the discretionary authority to extend the post-termination exercisability period of Stock Rights longer than is otherwise provided for by the Plan or the Stock Right; (xiii) to construe and interpret the Plan and Stock Rights grants thereunder; (xiv) to prescribe and rescind rules related to the Plan; and (iv) to make any other necessary or advisable determinations for Plan administration. In the event that a Reporting Person (as defined in Rule 16b-3) receives a Stock Right, the Committee shall determine the timing, exercise price, and/or the number of shares subject to the Stock Right.

Limitations on Transfer; Beneficiaries.   No award will be assignable or transferable by a participant other than, with the Board or Designated Committee’s approval, to the grantee’s spouse, parents, children, grandparents, grandchildren, and any trusts created for the benefit of such individuals, or by will or the laws of descent and distribution. Unless expressly approved by the Committee, no ISO shall be assignable or transferable except by will or by the laws of descent and distribution.

Adjustment for Stock Splits and Combinations.   If the Company effects a subdivision of the outstanding common stock, the conversion ratio in effect immediately prior to that subdivision shall be proportionately decreased. If the Company effects a combination of the outstanding common stock, the conversion ratio immediately prior to that combination shall be proportionately increased.

Adjustment for Merger or Reorganization.   Upon the occurrence of any reorganization, recapitalization, reclassification, consolidation, or merger in which the common stock (but not the Class A Common Stock) is converted into or exchanged for securities, cash, or other property, then each share of Class A Common Stock shall be convertible in lieu of the common stock into which it was convertible prior to such event into the kind and amount of securities, cash, or other property which a holder of the number of shares of common stock of the Company issuable upon conversion of one share of the applicable Class A Common Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction.

Outstanding Equity Awards as of December 31, 2021

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2021.

		Options Awards					Stock or RSU Awards
		Number of		Number of			Number of	Market Value of
		Securities		Securities			Shares or	Units of Stock
		Underlying		Underlying			Units of	Units of
		Unexercised		Unexercised	Option	Option	Stock That	or Stock That
	Grant	Options (#)		Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Date	Exercisable		Exercisable	Price ($)	Date	Vested (#)(3)	Vested ($)(4)
Claude Maraoui	10/19/2015	1,250,000	(1)	-	$0.065	10/19/2025	-	$-
	9/24/2020	-		-	-	-	354,024	$1,904,649
	12/10/2021	-		-	-	-	88,506	$476,162
Ernie De Paolantonio	-	-		-	-	-	-	$-
Nirav Jhaveri	6/17/2019	13,333	(2)	-	$1.390	4/8/2022	-	$-

(1) In accordance with the section above, as satisfaction of the closing of the Company’s first corporate development transaction in July 2015, Mr. Maraoui received an equity grant of 1,500,000 restricted shares of the Company. In October 2015, this grant was modified, and the Company repurchased the unvested shares of 1,250,000 and granted Mr. Maraoui with an option to purchase the Company’s common stock for 1,250,000. As of December 31, 2021 this option was fully vested.

(2) Mr. Jhaveri resigned on April 8, 2021. Pursuant to his separation agreement executed on June 17, 2021, the exercise date was extended to 4/8/2022.

(3) Represents time-vested stock options granted under our Incentive Plan, which vest at one-third on May 15, 2023, February 15, 2024 and November 15, 2024.

(4) The market value of stock awards is based on the closing price of our common stock on December 31, 2021 (the last business day of our completed fiscal year) which was $5.38 per share.

Certain U.S. Federal Income Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise, vesting and settlement of awards under the Journey Medical 2015 Stock Plan (the “Plan”) and the subsequent sale of common stock acquired under the Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. This discussion is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Plan. Additional taxes, including state, local, and foreign taxes, may apply and may vary from jurisdiction to jurisdiction.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans by type as of December 31, 2021.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	2,104,334	$0.79	1,020,661

(1) Reflects the number of shares of common stock to be issued upon exercise of outstanding options under our Journey Medical 2015 Stock Plan. This figure does not include 715,030 outstanding restricted stock units that were issued under the Journey Medical 2015 Stock Plan.

(2) Reflects 1,020,661 shares available for future issuance under the Journey Medical 2015 Stock Plan.

Subject to adjustment as provided in the 2015 Plan, the total aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2015 Plan is 4,642,857, of which 1,020,661 shares remain available for future issuance as of December 31, 2021.

Non-Qualified Stock Options.   There typically will be no U.S. federal income tax consequences to the optionee or to us upon the grant of a non-qualified stock option under the Plan. When the optionee exercises a non-qualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock received upon exercise of the option at the time of exercise over the exercise price, and we will typically be allowed a corresponding U.S. federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.   There typically will be no U.S. federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a U.S. federal income tax deduction on such amount. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and we would typically be allowed a U.S. federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.   A participant receiving a stock appreciation right typically will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of our common stock received will be ordinary income to the participant and we will typically be allowed a corresponding U.S. federal income tax deduction at that time.

Restricted Stock.   Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date (less any amount he or she paid for the stock), and we will typically be allowed a corresponding U.S. federal income tax deduction at that time, subject to limitations in certain circumstances. If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will typically be allowed a corresponding U.S. federal income tax deduction, subject to limitations in certain circumstances at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted Stock Units.   A participant typically will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award is granted. When the participant receives shares of our common stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of our common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will typically be allowed a corresponding U.S. federal income tax deduction at that time, subject to limitations in certain circumstances.

Cash-Based Performance Awards.   A participant will not recognize income, and we will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, the participant will recognize ordinary income equal to the cash received, and we will typically be allowed a corresponding U.S. federal income tax deduction at that time, subject to limitations in certain circumstances.

Section 409A.   The Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the Plan, are generally exempt from the application of Section 409A. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.   We have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.

DIRECTOR COMPENSATION

Director Compensation Program

In July 2021, our directors adopted a Non-Employee Directors Compensation Plan for our non-employee directors pursuant to our 2015 Incentive Plan. Our non-employee directors currently receive the following compensation for service to the Board:

Cash Compensation:

•	$50,000 annual retainer; and

•	$10,000 additional annual retainer for the Audit Committee Chair.

Equity Compensation:

•	Initial Equity Award: 30,000 of any of the following equity securities, as selected in advance of the Grant Date at the discretion of the Non-Employee Director: (i) Restricted Stock; (ii) Restricted Stock Units; or (iii) Options, which equity securities shall vest and become non-forfeitable in equal annual installments on the first anniversary of the Grant Date, on the second (2nd) anniversary of the Grant Date, and on the third (3rd) anniversary of the Grant date, subject to the Non-Employee Director’s continued service on the Board on each such date; and

•	Annual Equity Award: 7,500 shares of Restricted Stock, Restricted Stock Units or Options (as selected in advance of the Grant Date at the discretion of the Non-Employee Director), which equity securities shall vest and become non-forfeitable in full on the first (1st) anniversary of the Grant Date, subject to the Non-Employee Director’s continued service on the Board on such date.

In addition, each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our board of directors and meetings of committees of our board of directors.

Director Compensation Table

The following table sets forth the cash and other compensation we paid to the non-employee members of our Board of Directors for all services in all capacities during 2021.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Total ($)
Lindsay A. Rosenwald, M.D.	$12,500	$-	$12,500
Neil Herskowitz	$30,000	$-	$30,000
Dr. Jeffrey Paley	$25,000	$-	$25,000
Justin Smith	$25,000	$-	$25,000
Miranda Toledano	$25,000	$-	$25,000

(1)	Represents cash retainer for serving on our Board and committees of the Board.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for one Form 4 related to one transaction for Miranda Toledano, one Form 4 related to one transaction for Miranda Toledano, one Form 4 related to one transaction for Miranda Toledano, one Form 4 related to one transaction for Neil Herskowitz, one Form 4 related to one transaction for Justin Smith, one Form 4 related to one transaction for Jeffrey Paley, and one Form 4 related to one transaction for Ernest De Paolantonio.

RELATED-PERSON TRANSACTIONS

Since January 1, 2020, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, and other than compensation, termination, and change-in-control arrangements.

The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

The following is a summary of each transaction or series of similar transactions since the inception of Journey to which it was or is a party and that:

•	the amount involved exceeded or exceeds $120,000 or is greater than 1% of our total assets; and

•	any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Shared Services Agreement with Fortress

On November 12, 2021, the Company and Fortress entered into an arrangement to share the cost of certain legal, finance, regulatory, and research and development employees (the “Agreement”). Fortress’s Executive Chairman and Chief Executive Officer is the Executive Chairman of the Company. Under the terms of the Agreement, the Company will reimburse Fortress for the salary and benefit costs associated with these employees based upon actual hours worked on Company related projects following the completion of the Company’s initial public offering (“IPO”). To date, Fortress employees have provided services to the Company totaling approximately $0.5 million. Upon completion of the Company’s IPO, the amount converted into 52,438 shares of Company common stock at the IPO price of $10.00 per share.

In the normal course of business, the Company reimburses Fortress for various payroll related costs and selling, general and administrative costs. As of December 31, 2021 and 2020, the Company had a balance of approximately $0.6 million and $0.1 million, respectively, recorded as accounts payable and accrued expenses – related party on the consolidated balance sheets.

Fortress Note

Prior the Company’s IPO, the Company’s operations were primarily financed through a working capital note from Fortress, referred to herein as the “Fortress Note,” cash generated by operations and cash raised in the Company’s private offering of 8% Cumulative Convertible Class A Preferred Stock (“Class A Preferred Stock”). In connection with the closing of the Company’s IPO on November 16, 2021, the Company issued 2,231,346 shares of common stock resulting from the conversion of all of the Class A Preferred Stock. In addition, the Fortress Note was converted into 1,610,467 shares of Journey common stock at the Journey IPO price of $10.00 per share.

Fortress Income Tax

As of December 31, 2021, after the IPO the Company is 58.39% owned by Fortress prior to the IPO and has been filing consolidated federal tax returns and consolidated or combined state tax returns in multiple jurisdictions with Fortress. In connection with the filing of the consolidated tax return, the Company’s tax liabilities for the year ended December 31, 2020 of $1.9 million was satisfied utilizing NOLs generated by Fortress. Extinguishment of these liabilities to Fortress was recorded as a contribution of capital.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 25, 2022, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of April 25, 2022, there were 11,380,844 shares of our common stock outstanding. We have determined beneficial ownership in accordance with the rules of the SEC, which generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of April 25, 2022. Unless otherwise indicated, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The information in the table below does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Journey Medical Corporation, 9237 E Via de Ventura Blvd. Suite 105, Scottsdale, AZ 85258.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock
Five percent or more beneficial owners
Fortress Biotech, Inc. (1)	10,110,467	58.38%
B. Riley Financial, Inc. (2)	864,695	4.99%
Named Executive Officers and Directors
Lindsay A. Rosenwald, M.D. (3)	500,000	2.81%
Claude Maraoui (4)	1,450,000	7.81%
Neil Herskowitz	-	*
Dr. Jeffrey Paley	-	*
Justin Smith	-	*
Miranda Toledano	-	*
All executive officers and directors as a group (6 persons)	1,950,000	10.23%

* Represents beneficial ownership of less than 1%.

(1)	Includes 6,000,000 Class A common shares.

(2)	Based solely on upon a Schedule 13G filed on February 8, 2021 by B. Riley Financial, Inc. (“B. Riley”). B. Riley beneficially owns 864,695shares of our common stock and has sole dispositive power of 864,695shares of our common stock. The address of B. Riley is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025.

(3)	Dr. Rosenwald is 500,000 warrants, that are fully vested, and are granted from Fortress Biotech, Inc.’s holdings.

(4)	Excludes 354,024 and 88,506 unvested Restricted Stock Units granted to Mr. Maraoui in September 2020 and December 2021, respectively.

PROPOSAL ONE

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the Board shall consist of not more than nine nor less than one member, as determined from time to time by resolution of the Board. Our Board currently consists of six members. The nominated directors are: Lindsay A. Rosenwald, M.D., Claude Maraoui, Neil Herskowitz, Jeffrey Paley, M.D., PhD, Justin Smith, and Miranda Toledano. For information about each of the nominees and our Board generally, please see “Corporate Governance” beginning on page 6. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022 to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise. If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of an independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2022, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO OUR 2015 STOCK PLAN

On April 19, 2022 the Board approved, subject to and contingent on stockholder approval at the Annual Meeting, an amendment to the Journey Medical Corporation 2015 Stock Plan (the “2015 Plan”) to increase the number of shares authorized under the 2015 Plan by 3,000,000 shares which would increase the total number of authorized shares under the 2015 plan to 7,642,857. Before amendment, there were 4,642,857 shares authorized for issuance under the 2015 Plan.

2015 Stock Plan

On May 27, 2015 (the “Effective Date”), our Board of Directors adopted the Journey Medical Corporation 2015 Stock Plan (the “2015 Plan”), which will continue in effect for ten years from the Effective Date. The material terms of the 2015 Plan are described below. The 2015 Plan will be administered by a Committee, as further described below. The Committee has not yet been formed, but it will be formed before any necessary actions to be taken by the Committee with respect to the 2015 Plan are taken.

Purpose.   The purpose of the 2015 Plan is to provide incentives to the Company’s employees, directors, and consultants by providing them with the opportunity to purchase common stock pursuant to incentive stock options, to receive bonus awards of the Company’s common stock, and to make direct purchases of our common stock.

Permissible Awards.   The 2015 Plan authorizes awards in any of the following forms:

•	Options to purchase shares of the Company’s common stock, which may consist of nonstatutory stock options or incentive stock options under the Internal Revenue Code (respectively, “NSOs” and “ISOs” and together “Options”). The exercise price of an ISO granted under the 2015 Plan may not be less than the fair market value of our common stock on the date of grant. Options granted under the 2015 Plan may not have a term longer than ten years in the case of NSOs and ISOs generally. ISOs granted to an employee owning stock representing more than 10% of the combined voting power of all classes of the Company’s stock may not have a term longer than five years from the grant date.

•	The Company grants Restricted stock and Restricted Stock Units RSUs to its employees and Directors. Restricted stock and RSUs are charged against income on a straight-line basis over the vesting period. Compensation cost for restricted stock and RSUs is based on the awards grant date fair value, which is the closing market price of the Company’s common stock on the grant date, multiplied by the number of shares awarded.

•	Bonus awards of our common stock (“Stock Bonuses”).

•	Opportunities to make direct purchases of our common stock (“Purchase Rights” and collectively with NSOs, ISOs, and Stock Bonuses, the “Stock Rights”).

Stock Rights will be evidenced by instruments in forms designated by the Committee, which will include such provisions designated in the 2015 Plan and other provisions as the Committee may specify.

Eligible Employees.   ISOs may only be granted to Company employees. NSOs, Stock Bonuses, and Purchase Rights may be granted to any of the Company’s directors, employees, or consultants. No employee may be granted Stock Rights covering more than 80% of the total shares of our common stock authorize for issuance under the Plan.

Stock Available for Awards.   Subject to adjustment as provided in the 2015 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2015 Plan is 4,642,857. If any Option granted under the Plan expires or terminates without having been exercised in full, or the Company reacquires any shares issued pursuant to a Stock Right, the unpurchased shares subject to such option will again be available for grants of Stock Rights under the 2015 Plan. Shares of our common stock withheld to pay the exercise price of an Option or any related withholding obligations will not be available for reissuance under the 2015 Plan.

Minimum Price; ISO Limitations.   The Committee shall designate the price per share of any NSO, Stock Bonus, or Purchase Right. The price per share for each ISO shall not be less than the fair market value per share of our common stock on the grant date. If an ISO is to be granted to an employee owning more than 10% of the total combined voting power of all classes of the Company’s stock, the price per share shall not be less than 110% of the fair market value per share of our common stock on the grant date. If the aggregate fair market value of the common stock exceeds $100,000, or such higher value as may be established under Code Section 422, the ISO will be treated as an NSO.

Administration.   The 2015 Plan will be administered by the Company’s Board or a committee consisting of directors or other persons that the Board may appoint (the “Committee”). The Committee will have the authority: (i) to determine when and to whom to grant ISOs (from the pool of designated employees eligible to receive ISOs), NSOs, and Stock Bonuses; (ii) to determine the number of shares of common stock subject to any Stock Right; (iii) to determine the option price of shares subject to each Option, the purchase price of shares subject to each Purchase Right, and the form of consideration to be paid to the Company for exercise of such Option or purchase with respect to a Purchase Right; (iv) to determine whether each Option granted shall be an ISO or NSO; (v) to determine when each Option shall become exercisable and the duration of the exercise period; (vi) to set restrictions, such as repurchase options, on shares subject to Options, Stock Bonuses, and Purchase Rights; (vii) to approve forms of agreement for use under the Plan; (viii) to determine the Fair Market Value of a Stock Right or the common stock underlying a Stock Right; (ix) to accelerate vesting on any Stock Right or waive any forfeiture restriction, limitation, or restriction thereon; (x) to reduce the exercise price of any Stock Right if the Fair Market Value of the common stock covered by such Stock Right has declined since the grant date; (xi) to institute a program whereby outstanding Options can be surrendered in exchange for Options with a lower exercise price; (xii) to modify or amend each Stock Right, including the discretionary authority to extend the post-termination exercisability period of Stock Rights longer than is otherwise provided for by the Plan or the Stock Right; (xiii) to construe and interpret the Plan and Stock Rights grants thereunder; (xiv) to prescribe and rescind rules related to the Plan; and (iv) to make any other necessary or advisable determinations for Plan administration. In the event that a Reporting Person (as defined in Rule 16b-3) receives a Stock Right, the Committee shall determine the timing, exercise price, and/or the number of shares subject to the Stock Right.

Limitations on Transfer; Beneficiaries.   No award will be assignable or transferable by a participant other than, with the Board or Designated Committee’s approval, to the grantee’s spouse, parents, children, grandparents, grandchildren, and any trusts created for the benefit of such individuals, or by will or the laws of descent and distribution. Unless expressly approved by the Committee, no ISO shall be assignable or transferable except by will or by the laws of descent and distribution.

Adjustment for Stock Splits and Combinations.   If the Company effects a subdivision of the outstanding common stock, the conversion ratio in effect immediately prior to that subdivision shall be proportionately decreased. If the Company effects a combination of the outstanding common stock, the conversion ratio immediately prior to that combination shall be proportionately increased.

Adjustment for Merger or Reorganization.   Upon the occurrence of any reorganization, recapitalization, reclassification, consolidation, or merger in which the common stock (but not the Class A Common Stock) is converted into or exchanged for securities, cash, or other property, then each share of Class A Common Stock shall be convertible in lieu of the common stock into which it was convertible prior to such event into the kind and amount of securities, cash, or other property which a holder of the number of shares of common stock of the Company issuable upon conversion of one share of the applicable Class A Common Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction.

Description of the Proposed Amendment to the 2015 Plan

The proposed amendment to the 2015 Plan will only become effective if approved by our stockholders. The 2015 Plan currently provides that the maximum aggregate number of shares which may be issued pursuant to all awards under the 2015 Plan is 4,642,857 shares. The proposed amendment to the 2015 Plan would increase the number of shares authorized under the Plan by an additional 3,000,000 shares. If the Company’s stockholders do not approve this Proposal Three at the Annual Meeting, the current 2015 Plan will continue in its current form and we will continue to grant equity awards under the 2015 Plan in accordance with the terms thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR 2015 PLAN.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2021 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: 9237 E Via de Ventura Blvd., Suite 105, Scottsdale, AZ 85258, Attn: Ramsey Alloush. You may also contact us at (480) 434-6670.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2023 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Ramsey Alloush, at 9237 E Via de Ventura Blvd., Suite 105, Scottsdale, AZ 85258, no later than December 31, 2022. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Ramsey Alloush, our Corporate Secretary, at the above address, not less than 50 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 23, 2023, and no later than May 2, 2023. If a stockholder fails to provide timely notice of a proposal to be presented at our 2023 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2021, delivered to you together with this proxy statement, is hereby incorporated by reference.

EXHIBIT A

AMENDMENT TO THE JOURNEY MEDICAL CORPORATION

2015 STOCK PLAN

This Amendment to the Journey Medical Corporation 2015 Stock Plan (the “Plan”), is hereby adopted on this      day of June, 2022, by the Board of Directors (the “Board”) of Journey Medical Corporation (the “Company”).

WITNESETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 17 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1.	Section 4 of the Plan is hereby amended by increasing the share references in such section to 7,642,857, so that such section reads in its entirety as follows:

“4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value 0.0001 per share, or such shares of the Company’s capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares that may be issued pursuant to the Plan is 7,642,857 shares of Common Stock, subject to adjustment as provided herein. Any such shares may be issued as ISOs, NSOs or Stock Bonuses, or to persons or entities making purchases pursuant to Purchase Rights, so long as the number of shares so issued does not exceed such aggregate number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Stock Rights, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan. Shares of Common Stock which are withheld to pay the exercise price of an Option and/or any related withholding obligations shall not be available for issuance under the Plan.”

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being an Amendment to the Plan, as adopted by the Board on April 19, 2022, and approved by the Company’s stockholders on June , 2022.

JOURNEY MEDICAL CORPORATION

By:

Claude Maraoui

President, Chief Executive Officer and Director

A-1

JOURNEY MEDICAL CORPORATION 9237 E VIA DE VENTURA BLVD., SUITE 105 SCOTTSDALE, AZ 85238 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MD2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 20, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D84301-P75314 JOURNEY MEDICAL CORPORATION The Board of Directors recommends you vote FOR proposals 2 and 3: 3. Amendment to the Company's 2015 Stock Plan to increase the number of shares issuable thereunder. 2. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) Lindsay A. Rosenwald, M.D. 02) Claude Maraoui 03) Neil Herskowitz 04) Jeffrey Paley, M.D., PhD 05) Justin Smith 06) Miranda Toledano 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR ALL For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D84302-P75314 Journey Medical Corporation Annual Meeting of Shareholders June 21, 2022 11:00 A.M., ET This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Claude Maraoui and Ramsey Alloush, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and upon such other business as may properly come before the meeting, all of the shares of Common Stock of Journey Medical Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 A.M., ET, on June 21, 2022, virtually via the Internet by visiting www.virtualshareholdermeeting.com/MD2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side